Exhibit 99.1

STRATA Skin Sciences Reports Second Quarter 2020 Financial Results

Recurring revenue for the second quarter of 2020 was $2.8 million, a 52.1% decrease over second quarter 2019
Total gross margins in the second quarter of 2020 was 48.7%, a 14.9% decrease over second quarter 2019
Global recurring revenue installed base totaled 806 systems at June 30, 2020
Conference call and webcast, today at 8:30 am Eastern Time

HORSHAM, Pennsylvania August 11, 2020 (GLOBE NEWSWIRE) -- STRATA Skin Sciences, Inc. (NASDAQ: SSKN) (“STRATA”), a medical technology company in Dermatology and Plastic Surgery dedicated to developing, commercializing and marketing innovative products for the treatment of dermatologic conditions, today reported financial results for the quarter ended June 30, 2020.

“While our overall second quarter revenue performance reflects the impact of the COVID-19 global pandemic, we are encouraged by the monthly improvement in our recurring revenue business, which follows the gradual reopening of clinical practices, domestically and internationally,” said Dr. Dolev Rafaeli, Chief Executive Officer of Strata Skin Sciences.

Second Quarter Revenue and Business Highlights

•	Total revenue for the second quarter of 2020 was $4.0 million, a decrease of 47.8% over total revenues for the second quarter of 2019 as our revenue was impacted by the COVID-19 global pandemic.
•	Total global XTRAC® recurring revenue in the second quarter of 2020 was $2.8 million, a decrease of 52.1% over second quarter 2019 total global XTRAC recurring revenues.
•	Total gross margins and recurring gross margins were 48.7% and 51.2%, respectively, a decrease of 14.9% and 19.1%, respectively, as compared to second quarter 2019.
•	Net loss was $1.7 million, an increase of 55.3% from a net loss of $1.1 million in the second quarter 2019.
•	Domestic and International recurring installed base of 789 and 17 XTRAC devices, respectively, a decrease of 33 and an increase of 1, respectively.
•	Cash and cash equivalents and restricted cash at June 30, 2020 was $18.6 million.
•
During the second quarter the Company received a $2.0 million forgivable loan under the SBA Payroll Protection Plan (the “PPP loan”) and estimates approximately 80% will be forgiven based on current guidelines.

•	During the second quarter the Company also received $500 thousand in loan proceeds from the SBA under the Economic Injury Disaster Loan program (the “EIDL loan”).
•
Saw the publication of a physician-sponsored, peer reviewed study entitled: “308-nm Excimer Laser Plus Platelet-Rich Plasma for Treatment of Stable Vitiligo: A Prospective, Randomized Case–Control Study” in the journal Clinical, Cosmetic and Investigational Dermatology. The randomized study, conducted at the Xian Vitiligo Specialist Hospital in China, evaluated the XTRAC Velocity 400i-308 nm excimer laser therapeutic system plus PRP in the treatment of vitiligo patients. Results of the 60 patient trial reaffirmed that the effect of PRP combined with XTRAC on stable vitiligo is significantly better than that of PRP or 308 nm excimer laser alone.

•
The Company entered into a Settlement Agreement and Release with Ra Medical Systems, Inc. (“Ra Medical”), under which the Company and Ra Medical agreed to dismiss all pending lawsuits between the parties with prejudice, each party releases the opposing parties from any and all claims, demands, and causes of action.

“While COVID-19 has impacted our revenue, our business has shown its resiliency and our fundamental trends are moving in the right direction as patients return to clinics. We are seeing month to month growth in our gross domestic recurring billings from April through July of $466 thousand, $633 thousand, $749 thousand and $1.4 million, respectively, with the Midwest and Southeast at or in excess of July 2019 gross billings. Our Patient Outreach Program has been instrumental in driving patients into our partner clinics but we do anticipate some unevenness on our path to full utilization as COVID hotspots will impact our localized partner clinics and their ability to return to normal operations,” stated Dr. Rafaeli. “We increased our overall cash position by $3 million in the second quarter compared to the first quarter and have $11.2 million in unrestricted cash. Internationally, we are observing similar trends and anticipate international placements and equipment sales to increase as markets open up further.”

Dr. Rafaeli concluded, “We firmly believe in our strategy and in the long-term prospects of the business. Being a solution to both patients and physicians in their search for a safe and effective treatment option for psoriasis and vitiligo resonates in the feedback we are receiving from our physician partners, and ensures XTRAC will be an important part of the recovery of our partner practices.”

*  Gross Domestic Recurring Gross Billings is a non-GAAP financial measure. For more information, see “Reconciliation of Non-GAAP Measures” below.

Reported Financial Results

Revenues for the second quarter of 2020 were $4.0 million, as compared to revenues of $7.7 million for the second quarter of 2019. Recurring revenues for the second quarter of 2020 were $2.8 million, as compared to revenues of $5.8 million for the second quarter of 2019. Equipment revenues were $1.2 million for the second quarter of 2020, as compared to $1.9 million for the second quarter of 2019. The COVID-19 pandemic has had a negative impact on the Company’s results for the first and second quarter of 2020, and the Company expects it will have a negative impact on its revenue for as long as the pandemic continues.

Revenues for the six months ended June 30, 2020 were $10.8 million, as compared to revenues of $15.2 million for the six months ended June 30, 2019.

Gross profit for the second quarter of 2020 was $2.0 million, or 48.7% of revenues, as compared to $4.9 million, or 63.6% of revenues, for the second quarter of 2019. Gross profit on recurring revenues for the second quarter of 2020 was $1.4 million, or 51.2% of revenues, as compared to $4.1 million, or 70.3% of revenues, for the second quarter of 2019. The decrease in gross profit is the result of lower sales due to the COVID-19 pandemic, fixed costs in manufacturing and lower production.

Gross profit for the six months ended June 30, 2020 was $6.4 million, or 59.1% of revenues, as compared to $9.5 million, or 62.6% of revenues.

Selling and marketing costs for the second quarter of 2020 were $1.4 million, as compared to $3.0 million for the second quarter of 2019, primarily as a result of lower tradeshow costs, compensation costs, and direct to consumer advertising costs. General and administrative costs for the second quarter of 2020 were $1.9 million, as compared to $2.7 million for the second quarter of 2019, as a result of lower legal, accounting and consulting costs. Other expense for the second quarter of 2020 was $18 thousand, compared to $145 thousand for the second quarter of 2019 as a result of lower interest expense due to refinancing of our long-term debt in December 2019.

Sales and marketing costs for the six months ended June 30, 2020 were $4.4 million, as compared to $6.0 million for the six months ended June 30, 2019. General and administrative costs for the six months ended June 30, 2020 were $4.0 million, as compared to $5.2 million for the six months ended June 30, 2019. Other expense for the six months ended June 30, 2020 was $17 thousand, as compared to $280 thousand for the six months ended June 30, 2019.

Net (loss) for second quarter 2020 was $(1.7) million, or $(0.05) per basic and diluted common share, as compared to the net (loss) for the second quarter of 2019 of $(1.1) million, or $(0.03) per basic and diluted common share.

Net (loss) for the six months ended June 30, 2020 was $(2.7) million, or $(0.08) per basic and diluted share, as compared to the net loss for the six months ended June 30, 2019 of $(2.4) million, or $(0.07) per basic and diluted common share.

Reconciliation of Non-GAAP Measures

To supplement the Company’s consolidated financial statements, prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”), the Company provides certain non-GAAP measures of financial performance, including non-GAAP adjusted EBITDA and Gross Domestic Recurring Gross Billings.

The Company’s reference to these non-GAAP measures should be considered in addition to results prepared under current accounting standards, but is not a substitute for, nor superior to, GAAP results. These non-GAAP measures are provided to enhance investors' overall understanding of our current financial performance and to provide further information for comparative purposes.

Specifically, the Company believes the non-GAAP measures provide useful information to both management and investors by isolating certain expenses, gains and losses that may not be indicative of the Company’s core operating results and business outlook. In addition, the Company believes non-GAAP measures enhance the comparability of results against prior periods. Reconciliation of the GAAP measures of net loss to non-GAAP measures included in this press release is as follows (in thousands):

Adjusted EBITDA:

	For the Three Months Ended June 30,		For the Six Months Ended June 30
	2020	2019	2020	2019

Net Loss	$(1,680)	$(1,082)	$(2,715)	$(2,415)

Adjustments:
Depreciation/amortization*	1,028	1,197	2,145	2,494
Income taxes	47	(46)	135	(89)
Interest expense, net	18	145	17	280

Non-GAAP EBITDA	(587)	214	(418)	270
Stock compensation	410	303	840	626
Non-GAAP adjusted EBITDA	$(177)	$517	$422	$896

Gross Domestic Recurring Billings:

Gross domestic recurring billings represent the amount invoiced to partner clinics when treatment codes are sold to the physician. It does not include normal GAAP adjustments which are deferred revenue from prior quarters recorded as revenue in the current quarter, the deferral of revenue from the current quarter recorded as revenue in future quarters, adjustments for co-pay and other discounts. This excludes international recurring revenues.

Gross domestic recurring billings for April, May, June and July 2020 were $466 thousand, $633 thousand, $749 thousand and $1.4 million, respectively. The total gross domestic recurring billings for the second quarter of 2020 was $1,848,000.

The following is a reconciliation of non-GAAP gross domestic billings to recorded revenue for the second quarter of 2020 (in thousands):

Gross domestic recurring billings	$1,848
Co-Pay adjustments	(86)
Other discounts	(4)
Deferred revenue from prior quarters	1,458
Deferral of revenue to future quarters	(546)
Recorded revenue	$2,670

STRATA management will host a conference call with investors today, Tuesday, August 11, 2020 beginning at 8:30 am ET to review these results and answer questions. Shareholders and other interested parties may participate in the conference call using the dial-in and webcast information as follows:

Conference Call Details:
Date:	Tuesday, August 11
Time:	8:30 am Eastern Time
Toll Free:	877-451-6152
International:	201-389-0879
Israel:	1 809 406 247
Passcode:	13707396
Webcast:	www.strataskinsciences.com

About STRATA Skin Sciences, Inc.
STRATA Skin Sciences is a medical technology company in Dermatology and Plastic Surgery dedicated to developing, commercializing and marketing innovative products for the treatment of dermatologic conditions. Its products include the XTRAC® excimer laser and VTRAC® lamp systems utilized in the treatment of psoriasis, vitiligo and various other skin conditions.

The Company’s proprietary XTRAC® excimer laser delivers a highly targeted therapeutic beam of UVB light to treat psoriasis, vitiligo, eczema, atopic dermatitis and leukoderma, diseases, which impact over 35 million patients in the United States alone. The technology is covered by multiple patents, including exclusive rights for patents for the delivery of treatments to vitiligo patients.

STRATA’s unique business model leverages targeted Direct to Consumer (DTC) advertising to generate awareness and utilizes its in-house call center and insurance advocacy teams to increase volume for the Company’s partner dermatology clinics.

The XTRAC business has used this proven DTC model to grow its domestic dermatology partner network to over 789 clinics, with a worldwide installed base of over 2,000 devices. The Company is able to offer 90% of DTC patients an introduction to physicians prescribing a reimbursable solution, using XTRAC, within a 10-mile radius of their house. The Company is a leader in dermatology in-clinic business generation for its partners.

Safe Harbor

This press release includes "forward-looking statements" within the meaning of the Securities Litigation Reform Act of 1995. These statements include but are not limited to the Company’s plans, objectives, expectations and intentions and may contain words such as “will,” “may,” “seeks,” and “expects,” that suggest future events or trends. These statements, the Company’s ability to generate the growth in its core business, the Company’s ability to develop social media marketing campaigns, and the Company’s ability to build a leading franchise in dermatology and aesthetics, are based on the Company’s current expectations and are inherently subject to significant uncertainties and changes in circumstances. Actual results may differ materially from the Company’s expectations due to financial, economic, business, competitive, market, regulatory, adverse market conditions or supply chain interruptions resulting from the corona virus and political factors or conditions affecting the Company and the medical device industry in general, as well as more specific risks and uncertainties set forth in the Company’s SEC reports on Forms 10-Q and 10-K. Given such uncertainties, any or all these forward-looking statements may prove to be incorrect or unreliable. The statements in this press release are made as of the date of this press release, even if subsequently made available by the Company on its website or otherwise. The Company does not undertake any obligation to update or revise these statements to reflect events or circumstances occurring after the date of this press release. The Company urges investors to carefully review its SEC disclosures available at www.sec.gov and www.strataskinsciences.com.

Investor Contacts:

Matthew Hill, Chief Financial Officer	Chuck Padala, Managing Director
STRATA Skin Sciences, Inc.	LifeSci Advisors, LLC
215-619-3200	646-627-8390
ir@strataskin.com	chuck@lifesciadvisors.com

STRATA SKIN SCIENCES, INC. AND SUBSIDIARY
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands, except share and per share amounts)

	June 30, 2020	December 31, 2019
ASSETS	(unaudited)
Current assets:
Cash and cash equivalents	$11,231	$8,129
Restricted cash	7,397	7,500
Accounts receivable, net of allowance for doubtful accounts of $256 and $184, respectively	1,361	4,386
Inventories	3,470	3,027
Prepaid expenses and other current assets	430	513
Total current assets	23,889	23,555

Property and equipment, net	4,999	5,369
Operating lease right-of-use assets, net	1,155	1,314
Intangible assets, net	7,050	7,955
Goodwill	8,803	8,803
Other assets	314	347
Total assets	$46,210	$47,343

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Note payable	$7,275	$7,275
Current portion of long-term debt	799	-
Accounts payable	2,451	1,880
Other accrued liabilities	4,703	5,134
Current portion of operating lease liabilities	353	313
Deferred revenues	1,020	2,832
Total current liabilities	16,601	17,434

Long-term liabilities:
Long-term debt, net	1,729	-
Deferred tax liability	135	-
Long-term operating lease liabilities, net	896	1,078
Other liabilities	71	178
Total liabilities	19,432	18,690

Commitments and contingencies

Stockholders' equity:
Series C Convertible Preferred Stock, $.10 par value, 10,000,000 shares authorized; - and 2,103 shares issued and outstanding at June 30, 2020 and, December 31, 2019, respectively	-	1
Common Stock, $.001 par value, 150,000,000 shares authorized; 33,754,909 and 32,932,273 shares issued and outstanding at June 30, 2020 and, December 31, 2019, respectively	34	33
Additional paid-in capital	244,020	243,180
Accumulated deficit	(217,276)	(214,561)
Total stockholders' equity	26,778	28,653
Total liabilities and stockholders’ equity	$46,210	$47,343

STRATA SKIN SCIENCES, INC. AND SUBSIDIARY
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except share and per share amounts)
(unaudited)

	For the Three Months Ended June 30,
	2020	2019
Revenues, net	$4,030	$7,725

Cost of revenues	2,066	2,815

Gross profit	1,964	4,910

Operating expenses:
Engineering and product development	247	235
Selling and marketing	1,442	2,958
General and administrative	1,890	2,700
	3,579	5,893

Loss from operations	(1,615)	(983)

Other expense, net:
Interest expense, net	(18)	(145)
	(18)	(145)

Loss before income taxes	(1,633)	(1,128)
Income tax (expense) benefit	(47)	46
Net loss	$(1,680)	$(1,082)

Loss attributable to common shares	$(1,680)	$(1,007)
Loss attributable to Series C Convertible Preferred shares	-	$(75)
Loss per common share:
Basic	$(0.05)	$(0.03)
Diluted	$(0.05)	$(0.03)
Shares used in computing loss per common share:
Basic	33,731,739	31,359,104
Diluted	33,731,739	31,359,104
Loss per Series C Convertible Preferred share basic and diluted	-	$(11.94)
Shares used in computing loss per basic and diluted Series C Convertible Preferred shares	-	6,250

STRATA SKIN SCIENCES, INC. AND SUBSIDIARY
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except share and per share amounts)
(unaudited)

	For the Six Months Ended June 30,
	2020	2019
Revenues, net	$10,760	$15,208

Cost of revenues	4,397	5,689

Gross profit	6,363	9,519

Operating expenses:
Engineering and product development	539	539
Selling and marketing	4,395	6,024
General and administrative	3,992	5,180
	8,926	11,743

Loss from operations	(2,563)	(2,224)

Other expense, net:
Interest expense, net	(17)	(280)
	(17)	(280)
Loss before income taxes	(2,580)	(2,504)
Income tax (expense) benefit	(135)	89
Net loss	$(2,715)	$(2,415)

Loss attributable to common shares	$(2,693)	$(2,226)
Loss attributable to Series C Convertible Preferred shares	$(22)	$(189)
Loss per common share:
Basic	$(0.08)	$(0.07)
Diluted	$(0.08)	$(0.07)

Shares used in computing loss per common share:
Basic	33,448,030	31,033,114
Diluted	33,448,030	31,033,114
Loss per Series C Convertible Preferred share basic and diluted	$(29.93)	$(26.66)

Shares used in computing loss per basic and diluted Series C Convertible Preferred shares	740	7,093

STRATA SKIN SCIENCES, INC. AND SUBSIDIARY
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands, unaudited)

	For the Six Months Ended June 30,
	2020	2019
Cash Flows From Operating Activities:
Net loss	$(2,715)	$(2,415)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	1,986	2,347
Amortization of right-of-use asset	159	147
Provision for doubtful accounts	72	2
Loss on disposal of property and equipment and lasers placed in service	19	22
Stock-based compensation	840	626
Deferred taxes	135	(89)
Amortization of debt discount	-	12
Amortization of deferred financing costs	-	57
Changes in operating assets and liabilities:
Accounts receivable	2,953	(85)
Inventories	(443)	(813)
Prepaid expenses and other assets	116	(42)
Accounts payable	571	327
Other accrued liabilities	(431)	248
Other liabilities	(107)	(5)
Operating lease liabilities	(142)	(126)
Deferred revenues	(1,812)	193
Net cash provided by operating activities	1,201	406

Cash Flows From Investing Activities:
Lasers placed-in-service	(730)	(947)
Purchases of property and equipment	-	(5)
Net cash used in investing activities	(730)	(952)

Cash Flows From Financing Activities:
Proceeds from note payable and long-term debt	2,528	-
Net cash provided by financing activities	2,528	-

Net increase (decrease) in cash and cash equivalents and restricted cash	2,999	(546)
Cash, cash equivalents and restricted cash, beginning of period	15,629	16,487

Cash, cash equivalents and restricted cash, end of period	$18,628	$15,941

Cash and cash equivalents	$11,231	$15,941
Restricted cash	7,397	-
	$18,628	$15,941